
                                  NSAR ITEM 77O

                         VK Municipal Opportunity Trust
                               10f-3 Transactions

  UNDERWRITING #             UNDERWRITING               PURCHASED FROM     AMOUNT OF SHARES   % OF UNDERWRITING   DATE OF PURCHASE
                                                                              PURCHASED


         1         North Carolina Eastern Muni Power     Smith Barney         1,500,000             1.095             11/03/99
         2               Memphis Shelby County          Goldman Sachs         1,000,000             0.408             11/04/99



Underwriting Participants:

Underwriters for #1                            Underwriters for #2
-------------------                            -------------------
J.P. Morgan & Co.                              Morgan Keegan
Goldman, Sachs & Co.                           Morgan Stanley & Co. Incorporated
Morgan Stanley & Co. Incorporated              Chapman Company
JC Bradford & Company                          Duncan Williams
First Union Securities, Inc.                   First Tennessee Bank
J. Lee Peeler                                  M.R. Beal & Company
Legg Mason Wood Walker, Incorporated           NationsBanc Capital Markets